Exhibit 99.2

QuantumScape Reports First Quarter 2026 Business and Financial Results

SAN JOSE, Calif. – April 22, 2026 – QuantumScape Corporation (NASDAQ: QS), a global leader in next-generation solid-state lithium-metal battery technology, today announced its business and financial results for the first quarter of 2026, which ended March 31.

The company posted a letter to shareholders on its Investor Relations website, ir.quantumscape.com, that details first-quarter financial results and provides a business update.

QuantumScape will host a live webcast today at 2 p.m. Pacific Time (5 p.m. Eastern Time), accessible via its IR Events page. Siva Sivaram, chief executive officer, and Kevin Hettrich, chief financial officer, will participate on the call.

An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is on a mission to revolutionize energy storage to enable a sustainable future. The company’s next-generation batteries are designed to enable greater energy density, faster charging and enhanced safety to support the transition away from legacy energy sources toward a lower carbon future. For more information, visit www.quantumscape.com.

For Investors

ir@quantumscape.com

For Media

media@quantumscape.com